Exhibit 10.1

SPONSORSHIP AGREEMENT

     THIS SPONSORSHIP AGREEMENT (the “Agreement”) made as of this 14th day of March, 2005 (the “Effective Date”), by and between ADVANTENNIS CORP., a Delaware corporation (“ADVANTENNIS”) and WORLD TEAMTENNIS FRANCHISE, INC., an Illinois corporation (“WTTF”):

WITNESSETH:

     WHEREAS, WTTF operates the World TeamTennis Professional League (the “Professional League”) and the World TeamTennis Recreational League (the “Recreational League”) and conducts an annual charity event known as “All-Star Smash Hits”; and

     WHEREAS, ADVANTENNIS, a wholly owned subsidiary of Advanta Corp. (“Advanta”), desires to enter into an agreement with WTTF with respect to sponsorship of the Professional League, Recreational League and All-Star Smash Hits and to obtain other benefits on the terms and conditions set forth in this Agreement; and

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and for good and valuable consideration, the receipt of which is hereby acknowledged, agree as follows:

     1. Term and Termination.

     (a) The term of this Agreement will commence upon the Effective Date and, unless earlier terminated in accordance with this Agreement, will conclude December 31, 2014 (the “Term”). The period beginning on December 31, 2005 (or such earlier date (which date shall not be earlier than thirty (30) days after the 2005 Professional League championship match) as may be mutually agreed upon by ADVANTENNIS and WTTF) through December 31, 2008 (or as extended in accordance with this Section) will be the “Title Sponsor Term”. ADVANTENNIS has the option to extend the Title Sponsor Term for two (2) years by delivery to WTTF of written notice of ADVANTENNIS’ exercise of such option on or before August 1, 2007.

     (b) ADVANTENNIS shall have the right to terminate this Agreement if, during the Term, the stature of the Professional League has diminished such that there are less than six (6) teams in the Professional League. ADVANTENNIS shall give sixty (60) days prior written notice of such election to terminate. Either party may terminate this Agreement upon thirty (30) days written notice in the event that the other party (i) breaches its obligations under this Agreement and such breach is not cured (if reasonably capable of being cured) within thirty (30) days of receipt of written notice of the breach; (ii) files a petition for bankruptcy or reorganization, or such petition is filed against it; or (iii) becomes insolvent or makes an assignment for the benefit of creditors.

     2. Grant of Title Sponsorship Rights.

     (a) Subject to the other terms and conditions of this Agreement, WTTF acknowledges and agrees that, from the Effective Date through the commencement date of the Title Sponsor Term, ADVANTENNIS will be the exclusive Presenting Sponsor of the Professional League, the Recreational League and, if held, each All-Star Smash Hits event. As such, ADVANTENNIS shall be entitled to have its Presenting Sponsor Logo in the form attached hereto as Exhibit A-2 on promotional materials larger in size than the logos of other sponsors. Subject to the other terms and conditions of this Agreement, WTTF acknowledges and agrees that, during the Title Sponsor Term, ADVANTENNIS will be the exclusive Title Sponsor of the Professional League, the Recreational League and, if held, each All-Star Smash Hits event. As such, ADVANTENNIS shall be entitled to the benefits specified in Exhibit A-1 regarding use of its name and a title sponsor logo in the form mutually agreed upon by ADVANTENNIS and WTTF (the “Title Sponsor Logo”).

     (b) Subject to the other terms and conditions of this Agreement, from and after the Effective Date through the end of the Title Sponsor Term, WTTF agrees to provide to ADVANTENNIS the other rights and benefits set forth on Exhibit A-1 attached hereto and incorporated by this reference, and Advanta and WTTF shall promote the Advanta credit card as the official business credit card of the WTTF. ADVANTENNIS may use such sponsorship rights in connection with the advertising and promotion of Advanta and/or its affiliates’ issuance of business credit cards, among other things, subject always to the other terms and conditions of this Agreement. All rights not specifically granted to ADVANTENNIS will be and remain the property of WTTF to be used in any manner that WTTF deems appropriate.

     (c) WTTF agrees that, from the Effective Date through the end of the Title Sponsor Term of this Agreement (including any extension of such Title Sponsor Term), it will not grant any sponsorship rights at any level for the Professional League, the Recreational League, an individual team and, if held, each All-Star Smash Hits event to any bank, financial services company or issuer of credit cards which allow such bank, financial services company or issuer of credit cards to use such sponsorship rights to promote credit cards or which contain the name of the financial services company alone without reference to the financial services company’s products, which shall be other than credit card products (for example: “Money Company Mortgages” would be permissible; “Money Company” would not be permissible). Notwithstanding the preceding sentence, WTTF may grant sponsorship rights for individual teams to regional banks. The limitations in this subsection c shall not apply to the arrangements specified on Exhibit C attached hereto and incorporated by this reference and such existing arrangements are exempt from any limitations imposed by this Section.

     (d) For the balance of the Term after the expiration of the Title Sponsor Term (the “Remainder Term”) Advanta shall have (i) the sponsorship rights listed on Exhibit B-1 attached hereto, and (ii) the right to the promotion of the Advanta credit card as the official business credit card of the Professional League, the Recreational League and, if held, each All-Star Smash Hits event; provided however, if, after using reasonable business efforts to seek sponsors other than financial service company or bank sponsors and maintain Advanta’s ability to promote the Advanta credit card as the official business credit card , WTTF determines in its sole discretion that such promotion conflicts with any other financial services company or bank sponsorship arrangements, WTTF may terminate such right to promotion of the Advanta business credit card as the official business credit card of the WTTF and substitute additional ticket and hospitality benefits of equal value in lieu thereof, as set forth in Exhibit B-2 attached hereto or as otherwise mutually agreed to by the parties.

     3. Agreements of ADVANTENNIS. In consideration of the grant of such promotional rights and the receipt of such benefits:

     (a) ADVANTENNIS agrees to remit to WTTF fees (the “Fees”) in the aggregate amount of $8,000,000 over four (4) years as follows: 2005, $1,000,000; 2006, $1,000,000; 2007, $3,000,000; and 2008, $3,000,000. WTTF acknowledges that, with respect to the Fees payable in 2005, ADVANTENNIS requires that all of the Fees shall be used to procure improved television exposure and reach and otherwise to increase the visibility and profile of the Professional League in a manner reasonably determined by WTTF. WTTF acknowledges that, with respect to the Fees payable in 2006, ADVANTENNIS requires that not less than fifty (50%) of the Fees shall be used to procure improved television exposure and reach and otherwise increase the visibility and profile of the Professional League in a manner reasonably determined by WTTF. WTTF acknowledges that, with respect to the Fees payable in 2007 and 2008, ADVANTENNIS requires that not less than fifty (50%) of the Fees shall be used to market and upgrade the Professional League and the remaining fifty (50%) of the Fees shall be used for the development and organization of special events, including without limitation All-Star Smash Hits events, for the Professional League championship match (WTT Finals), for the WTT Recreational League and Junior Program and to procure appearances by Billie Jean King and/or other celebrities to promote such events and programs. Advanta shall have the right to review the promotional plans set forth above and provide input to the WTTF in connection with such plans to the extent they involve promotional content of Advanta or coordination of the timing of events that may impact the schedule of ADVANTENNIS participants. In the event that ADVANTENNIS elects to extend the Title Sponsor Term of this Agreement, the Fees for each year during the extension shall be an amount to be agreed upon by the parties but in no event less than $3,360,000 per year.

     The parties acknowledge that (i) $2,400,000.00 of the Fees is attributable to the sponsorship rights (as set forth in Exhibit B-1) that ADVANTENNIS is entitled to during the balance of the Term after the Title Sponsor Term (ii) $1,200,000.00 of the Fees is attributable to the right, during the entire Term, to promote the Advanta credit card as the official business card of the Professional League and (iii) the balance of the Fees is attributable to the rights and benefits ADVANTENNIS receives as the Title Sponsor during the Title Sponsor Term.

     (b) The 2005 Fee shall be payable as follows:

•	$500,000 payable upon signing of this Agreement;

•	$500,000 payable on July 1, 2005.

     Fees for the remainder of the Title Sponsor Term will be payable in two equal installments due January 1 and July 1 of each year during the Title Sponsor Term for the amounts specified in subsection (a) above, as it may be extended.

     (c) ADVANTENNIS, in its discretion, may pay for and provide racquets for giveaway to individual teams during the Title Sponsor Term, or pay for another mutually agreed upon program in an amount determined by ADVANTENNIS.

     (d) WTTF will provide ADVANTENNIS with a list of names from its database and ADVANTENNIS will do a merge/purge of the WTTF list against ADVANTENNIS’s list of tennis related contacts and provide one list back to WTTF. At ADVANTENNIS’ discretion, ADVANTENNIS may include WTTF promotional materials provided by WTTF in mailings to customers of ADVANTENNIS and/or its affiliates. ADVANTENNIS will have the final approval of the content provided by WTTF for any such mailings.

     (e) Payment is to be made by corporate check or cashier’s check drawn to the order of “WORLD TEAMTENNIS FRANCHISE, INC.” and sent to WTTF at 1776 Broadway, Suite 600, New York, NY 10019 or by wire transfer as follows:

Fifth Third Bank, Cincinnati, OH
ABA # 042000314
Account Name: World TeamTennis Franchise, Inc.
Account number: 7512091054

     (f) ADVANTENNIS shall not be required to make any contribution or other payment to WTTF other than the fee provided for in this Section 3 unless otherwise specifically provided herein.

     4. Organizational Services. WTTF will provide the services customarily performed by a professional producer and organizer of tennis events and other services as are reasonably requested by ADVANTENNIS and agreed to by WTTF in advance in connection with Professional League and Recreational League events. WTTF will exercise its best efforts to assist ADVANTENNIS and its affiliates to obtain maximum advantage from the sponsorship rights hereunder.

     5. Trademarks/Approval of Advertising. (a) WTTF recognizes and acknowledges that the Advanta name and the designs, emblems, slogans, logos and insignia of Advanta, or other affiliates of Advanta and the good will associated therewith (collectively “Advanta Rights”), have great value and are the sole property of Advanta or other affiliates of Advanta, and WTTF agrees that it has and will claim no right, title or interest in the same or the use thereof except the limited right to use pursuant to the terms and subject to the conditions of this Agreement. WTTF will make no use of any Advanta Rights pursuant to this Agreement without receiving prior approval of such usage from ADVANTENNIS after submission of the proposed usage by WTTF to Advanta reasonably in advance (but in no event less than 10 days in advance) of the date by which WTTF wants the approval of ADVANTENNIS.

     (b) WTTF grants ADVANTENNIS and Advanta the limited right to use trademarks, trade names, service marks, or logos owned by it in connection with the promotion of the Team and the Events and ADVANTENNIS’s role as an Title Sponsor.

     (c) Neither party has an interest in or right to the use of the other party’s names, marks, or logos except for the limited right of usage which each grants the other in this Agreement and each such grant is expressly limited to activities, promotions or advertising reasonably incidental thereto. It is mutually understood that improper use of trademarks by the other party may cause immediate and irreparable harm and will entitle the non-defaulting party to seek injunctive relief without the necessity of posting a bond or other security.

     (d) Any advertising or other material prepared by one party which contains the other party’s name or logo or which otherwise utilizes any trademark, trade name, service mark or logo owned by the other party will be provided to the other in advance of publication for its review. All such materials must receive the written approval of the other party prior to any publication of it, such approval not to be unreasonably withheld or delayed.

     6. Indemnity. (a) ADVANTENNIS agrees to indemnify, defend and hold WTTF, its parent, its subsidiaries and the affiliates of each such entity, harmless from and against any and all expenses, damages, claims, suits, losses, actions, judgments, liabilities and costs whatsoever initiated by a third party (including attorney fees) (hereinafter referred to as “Claims”) arising out of: (a) ADVANTENNIS’s breach, misrepresentation or non-performance under this Agreement or ADVANTENNIS’s or ADVANTENNIS’s agents’ negligence or willful misconduct; (b) ADVANTENNIS’s representations regarding its products or services or the distribution or use of ADVANTENNIS’s products or services; (c) WTTF’s use (in conformance with the terms of this Agreement) of ADVANTENNIS’s trade names, service marks or logos; (d) any advertising or promotional material furnished by or on behalf of ADVANTENNIS; or (e) ADVANTENNIS’s failure to comply with any third party obligations or any applicable local, state, federal or site laws, rules or regulations regarding any and all promotions or activities it conducts in connection with this Agreement.

     (b) WTTF agrees to indemnify, defend and hold ADVANTENNIS, its parent, its subsidiaries and the affiliates of each such entity, harmless from and against any and all Claims initiated by a third party arising out of: (a) WTTF’s breach, misrepresentation or non-performance under this Agreement or WTTF’s or WTTF’s agents’ negligence or willful misconduct; (b) ADVANTENNIS’s use (in conformance with the terms of this Agreement) of WTTF’s trade names, service marks or logos; (c) any advertising or promotional material furnished by or on behalf of WTTF; or (d) WTTF’s failure to comply with any third party obligations or any applicable local, state, federal or site laws, rules or regulations regarding any and all promotions or activities it conducts in connection with this Agreement.

     (c) The provisions of this paragraph will survive the expiration of the Term or the earlier termination of this Agreement.

     7. Force Majeure. In the event inclement weather, or other force majeure outside the reasonable control of WTTF forces WTTF to conduct any activities contemplated in this Agreement at another time during the year or to cancel such activities, such a failure to hold such activities on its originally scheduled date or at all will not be treated as a breach of this Agreement.

     8. Severability. If any court of competent jurisdiction finds any provision of this Agreement to be unenforceable or invalid, then such provision will be ineffective to the extent of the court’s finding without affecting the enforceability or validity of this Agreement’s remaining provisions.

     9. Independent Contractor. WTTF is and will at all times remain an independent contractor. Nothing herein contained will be construed to create an association, partnership, joint venture, relation of principal and agent or employer and employee between ADVANTENNIS and WTTF or its agents within the meaning of any federal, state or local law. Neither party has the right or authority to enter into any contract, commitment or agreement, or incur any debt or liability, in the name of, or on behalf of, the other party.

     10. Third-Party Beneficiaries. WTTF and ADVANTENNIS acknowledge and agree that this Agreement is intended to benefit Advanta and affiliates of Advanta and they are deemed to be third-party beneficiaries of this Agreement. Any and all rights conferred upon ADVANTENNIS or Advanta herein may, at the election of Advanta, be conferred instead upon affiliates or designees of Advanta.

     11. Notices. All notices, requests, demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly given, made and received only (a) when personally served, or (b) on the date specified for delivery when deposited with an overnight courier service such as Federal Express for delivery to the intended addressee, or (c) when telecopied with answer back receipt and hard copy sent in the manner set forth above, addressed as set forth below:

If to WTTF:	World TEAMTENNIS Franchise, Inc.
1776 Broadway, Suite 600
New York, NY 10019
Attn.: Ilana Kloss
Telephone: (212) 586-3444/Facsimile: (212) 586-6277

If to ADVANTENNIS:	ADVANTENNIS CORP.
Welsh & McKean Roads
P.O. Box 844
Spring House, Pennsylvania 19477
Attn.: Dennis Alter
Telephone: 215-444-5388/Facsimile: 215-444-5075

with a copy to:	ADVANTENNIS CORP.
Welsh & McKean Roads
P.O. Box 844
Spring House, Pennsylvania 19477
Attn.: Laura Sorscher
Telephone: 215-444-5053/Facsimile: 215-444-5026

     12. Waiver. The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein will not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

     13. Assignment. Except as provided in Section 10, neither ADVANTENNIS nor WTTF will have the right to assign this Agreement to any third party without the prior written consent of the other party, which consent may be withheld for any reason whatsoever. ADVANTENNIS shall have the right to assign this Agreement to a parent, subsidiary or affiliate without such prior written consent.

     14. Approvals. ADVANTENNIS and WTTF each agree that no approvals hereunder will be unreasonably withheld or delayed and that if there is a withholding the requesting party will be advised of the specific grounds therefor.

     15. Governing Law. This Agreement will be governed and construed according to the laws of the State of Delaware.

     16. Insurance. The WTTF shall provide ADVANTENNIS with original certificates of insurance evidencing coverage for (a) comprehensive general liability, including spectator, advertiser, host liquor and contractual liability, with limits of no less than $1,000,000 per occurrence and $2,000,000 per aggregate combined single limit for person injury and property damage; (b) comprehensive automobile liability, including all owned, non-owned and hired vehicles with limits of no less than $1,000,000 combined single limit; (c) statutory workers compensation coverage meeting all state and local requirements; and (d) employer liability with limits of no less than $500,000. The insurance certificates required by (a) and (b) above shall name ADVANTENNIS and Advanta as additional insureds and shall state that the insurance carrier will provide at least thirty (30) days advance written notice of cancellation or modification of the insurance

     17. Significance of Headings. Section headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in case of any question with respect to the construction of this Agreement, it is to be construed as though such section heading had been omitted.

     18. Entire Agreement. This writing constitutes the entire agreement between the parties hereto and may not be changed or modified except by a writing signed by the party or parties to be charged thereby.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ADVANTENNIS CORP.		WORLD TEAMTENNIS FRANCHISE, INC.

By:	/s/ Dennis Alter	By:	/s/ Ilana Kloss

	Name:		Name: Ilana Kloss
	Title:		Title: CEO

EXHIBIT A-1

BENEFITS

Rights and Benefits to the Professional League Matches other than the WTT Finals:

•	Opportunity for the name “Advanta” to be incorporated into the title name of the Professional League as “Advanta TeamTennis” during the Title Sponsor Term. ADVANTENNIS acknowledges and agrees that the Professional League name and logo may appear and be used separately from “Advanta TeamTennis” in situations as may be mutually agreed (which approval or disapproval from ADVANTENNIS shall occur within ten (10) business days from request by WTTF) between ADVANTENNIS and WTTF (including, by way of example, correspondence and other corporate or legal matters unrelated to the professional league, as a property symbol on positions which are not conducive to the full “Advanta TeamTennis” title sponsorship logo, or other uses proposed by WTTF), and that ADVANTENNIS has no right in or to the Professional League name or trademarks. ADVANTENNIS and WTTF shall work cooperatively to develop additional opportunities for primary and significant exposure of the name “Advanta TeamTennis” in print and other media.

•	The name “Advanta TeamTennis” and the Title Sponsorship Logo shall be included in all newly created print advertising and press releases and on the cover of all programs produced and disseminated by WTTF in connection with the Professional League during the Title Sponsor Term.

•	The name “Advanta TeamTennis” and the Title Sponsorship Logo shall be included on the front cover of all newly created general promotional printed materials such as rules guide, media guide and brochures produced and disseminated by WTTF in connection with the Professional League during the Title Sponsor Term.

•	WTTF shall provide space for ADVANTENNIS to place three (3) full-page four-color advertisements in each issue of the Supertiebreaker program produced and disseminated by WTTF in connection with the Professional League from the Effective Date of this Agreement through the end of the Title Sponsor Term. ADVANTENNIS agrees to provide camera-ready and/or electronic artwork in advance of publication dates specified by WTTF. WTTF shall have the right to edit and approve each advertisement. WTTF shall not be responsible for errors in or misprints of such advertisements.

•	ADVANTENNIS shall have the right, upon request, to use up to three (3) four-seat courtside boxes (total of 12 seats) at each Professional League match from the Effective Date of this Agreement through the end of the Title Sponsor Term. ADVANTENNIS shall have the right to determine and request desired seat locations, subject to prior sales. WTTF will use best efforts to secure preferred seating on the center of the baseline in venues that provide baseline seating. In venues that do not provide baseline seating, WTTF will use best efforts to secure preferred seating behind the home player bench.

•	ADVANTENNIS shall have the right, upon request, to use up to ten (10) priority reserved seat tickets at each Professional League match from the Effective Date of this Agreement through the end of the Title Sponsor Term.

•	ADVANTENNIS shall have the right, upon request and subject to the reasonable approval of WTTF, to use additional complimentary tickets to certain Professional League matches from the Effective Date of this Agreement through the end of the Title Sponsor Term.

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ADVANTENNIS and WTTF shall use commercially reasonable efforts to agree upon on the specific match(es), the number of tickets and the organizations or other persons who will utilize such additional tickets.

•	Subject to the reasonable approval of the person or entity in control of the site of each Professional League match, ADVANTENNIS shall have the right to arrange and host an on-site hospitality function for up to thirty (30) people at up to ten (10) Professional League matches during each calendar year from the Effective Date of this Agreement through the end of the Title Sponsor Term (e.g, if the Professional League has twelve (12) teams, ADVANTENNIS would have the right to one (1) hospitality function in each market where a Professional League team is located). WTTF and ADVANTENNIS shall use commercially reasonable efforts to agree upon a professional tennis player scheduled to appear in such match, or otherwise mutually satisfactory to WTTF and ADVANTENNIS, to make an appearance of not less than fifteen (15) minutes duration at such hospitality function. ADVANTENNIS shall be responsible for all costs associated with such hospitality event, including without limitation, catering costs and such event shall be subject to all rules and limitations established for or otherwise applicable to the site of the match.

•	Subject to receipt of all necessary third party approvals, ADVANTENNIS shall be entitled to use space for an on-site information and display booth at each Professional League match from the Effective Date of this Agreement through the end of the Title Sponsor Term. ADVANTENNIS shall be responsible for all costs associated with such use and such use shall be subject to all rules and limitations established for or otherwise applicable to the site of the match, including without limitation, all applicable concession and merchandising agreements.

•	ADVANTENNIS shall have the right, upon request, to up to six (6) public address announcements as to its sponsor status at each Professional League match from the Effective Date of this Agreement through the end of the Title Sponsor Term. WTTF and ADVANTENNIS shall edit and approve each announcement.

•	ADVANTENNIS shall have the right, upon request, to up to four (4) baseline banner center positions on-court at each Professional League match from the Effective Date of this Agreement through the end of the Title Sponsor Term. ADVANTENNIS shall provide camera-ready artwork in advance of dates specified by WTTF if ADVANTENNIS desires to have WTTF provide such banners. Any banners provided by ADVANTENNIS shall be subject to the approval of WTTF but shall be and remain the property of ADVANTENNIS. Any artwork for banners to be provided by WTTF shall be subject to the approval of WTTF and such banners shall be and remain the property of WTTF from the Effective Date of this Agreement through the end of the Title Sponsor Term. Thereafter, they shall become the property of ADVANTENNIS.

•	If any Professional League match is televised from the Effective Date of this Agreement through the end of the Title Sponsor Term, ADVANTENNIS shall have the right, upon request, to have its name and logo (Presenting Sponsor Logo or Title Sponsor Logo, as applicable) appear in the opening and closing billboards of each such broadcast and ADVANTENNIS shall receive three (3) thirty-second commercial spots on each such broadcast. ADVANTENNIS agrees to provide and pay all costs associated with producing such commercial spots in advance of dates specified by WTTF. Each spot shall be subject to the reasonable approval of WTTF.

The foregoing rights apply to matches other than the Professional League Finals match.

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Rights and Benefits Relating to the Professional League Finals:

•	Advanta will be the title sponsor of each WTTF Professional League Finals during the Title Sponsorship Term and the name of the Professional League Finals shall be the “Advanta Team Tennis Finals”. ADVANTENNIS acknowledges and agrees that the Professional League name and logo may appear and be used separately from “Advanta TeamTennis”, in situations as may be mutually agreed (which approval or disapproval from ADVANTENNIS shall occur within ten (10) business days from request by WTTF) between ADVANTENNIS and WTTF (including, by way of example, correspondence and other corporate or legal matters unrelated to the professional league, as a property symbol on positions which are not conducive to the full “Advanta TeamTennis” title sponsorship logo, or other uses proposed by WTTF), and that ADVANTENNIS has no right in or to the Professional League name or trademarks.

•	ADVANTENNIS shall have the right, upon request, to up to four (4) baseline banner center positions on-court at each Professional League finals match from the Effective Date of this Agreement through the end of the Title Sponsor Term. ADVANTENNIS shall provide such banners or shall provide camera-ready and/or electronic artwork in advance of dates specified by WTTF if ADVANTENNIS desires to have WTTF provide such banners. Any banners provided by ADVANTENNIS shall be subject to the approval of WTTF but shall be and remain the property of ADVANTENNIS. Any artwork for banners to be provided by WTTF shall be subject to the approval of WTTF and such banners shall be and remain the property of WTTF from the Effective Date of this Agreement through the end of the Title Sponsor Term. Thereafter, they shall become the property of ADVANTENNIS.

•	ADVANTENNIS shall have the right to have an ADVANTENNIS representative participate in the on-court presentation of the King Trophy to the winning team at each WTTF Professional League Finals from the Effective Date of this Agreement through the end of the Title Sponsor Term.

•	ADVANTENNIS shall have the right, upon request, to use up to six (6) courtside tickets at each Professional League Finals match from the Effective Date of this Agreement through the end of the Title Sponsor Term. WTTF will use best efforts to secure preferred courtside seating.

•	ADVANTENNIS shall have the right, upon request, to use a number of priority reserved seat tickets mutually agreed upon by WTTF and ADVANTENNIS (but not to exceed 100 pairs at each match) at each Professional League Finals match from the Effective Date of this Agreement through the end of the Title Sponsor Term.

•	If any Professional League Finals match is televised from the Effective Date of this Agreement through the end of the Title Sponsor Term, ADVANTENNIS shall receive three (3) thirty-second commercial spots on such broadcast. ADVANTENNIS agrees to provide and pay all costs associated with producing such commercial spots in advance of dates specified by WTTF. Each spot shall be subject to the reasonable approval of WTTF.

•	ADVANTENNIS shall have the right, upon request, to up to three (3) public address announcements as to its sponsor status at each Professional League Finals match from the Effective Date of this Agreement through the end of the Title Sponsor Term. WTTF and ADVANTENNIS shall edit and approve each announcement.

Rights and Benefits Relating to All-Star Smash Hits Match – Elton John AIDS Foundation:

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•	Advanta will be the title sponsor of each All-Star Smash Hits match, if held, during the Title Sponsor Term. Opportunity for the name “Advanta TeamTennis” to be incorporated into the title name of such match. ADVANTENNIS acknowledges and agrees that the All-Star Smash Hits name and logo may appear and be used separately from “Advanta TeamTennis” and that ADVANTENNIS has no right in or to the All-Star Smash Hits or Elton John AIDS Foundation name or trademarks.

•	The name “Advanta TeamTennis” and the Title Sponsorship Logo shall be included in all newly created print advertising, press releases and on the cover of all programs produced and disseminated by WTTF in connection with each All-Star Smash Hits match, if held, during the Title Sponsor Term.

•	WTTF shall provide space for ADVANTENNIS to place one (1) black and white acknowledgement in the program produced and disseminated by WTTF in connection with each All-Star Smash Hits match, if held, from the Effective Date of this Agreement through the end of the Title Sponsor Term. ADVANTENNIS agrees to provide camera-ready artwork in advance of publication dates specified by WTTF. Each acknowledgement shall be subject to the reasonable approval of WTTF. WTTF shall not be responsible for errors in or misprints of such acknowledgement.

•	ADVANTENNIS shall have the right, upon request, to use up to sixteen (16) priority reserved seat tickets at each All-Star Smash Hits match, if held, from the Effective Date of this Agreement through the end of the Title Sponsor Term. ADVANTENNIS shall have the right to determine and request desired seat locations, subject to prior sales, to be mutually agreed upon by WTTF.

•	ADVANTENNIS shall have the right, upon request, to up to four (4) baseline banner center positions on-court at each All-Star Smash Hits match, if held, from the Effective Date of this Agreement through the end of the Title Sponsor Term. ADVANTENNIS shall provide such banners or shall provide camera-ready artwork in advance of dates specified by WTTF if ADVANTENNIS desires to have WTTF provide such banners. Any banners provided by ADVANTENNIS shall be subject to the approval of WTTF but shall be and remain the property of ADVANTENNIS. Any artwork for banners to be provided by WTTF shall be subject to the approval of WTTF and such banners shall be and remain the property of WTTF from the Effective Date of this Agreement through the end of the Title Sponsor Term. Thereafter, they shall become the property of ADVANTENNIS.

•	ADVANTENNIS shall have the right, upon request, to use up to sixteen (16) invitations to the All-Star Smash Hits VIP auction and reception, if held, at each All-Star Smash Hits match, if held, from the Effective Date of this Agreement through the end of the Title Sponsor Term.

•	ADVANTENNIS shall have the right, upon request, to up to two (2) public address announcements as to its sponsor status at each All-Star Smash Hits match, if held, during from the Effective Date of this Agreement through the end of the Title Sponsor Term. WTTF and ADVANTENNIS shall edit and approve each announcement.

•	If any All-Star Smash Hits match from the Effective Date of this Agreement through the end of the Title Sponsor Term is televised, ADVANTENNIS shall have the right, upon request, to have its name and logo appear in the opening and closing billboards of each such broadcast and ADVANTENNIS shall receive one (1) thirty-second commercial spot on each such broadcast. ADVANTENNIS agrees to provide and pay all costs associated with producing such

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commercial spot in advance of dates specified by WTTF. Such spot shall be subject to the reasonable approval of WTTF.

The following shall apply to banners in connection with the Professional League Matches, Professional League Finals and All-Star Smash Hits:

1.	Each baseline banner will be consistent in appearance with the baseline banners used at the Philadelphia Freedoms matches pursuant to the Sponsorship Agreement between WTT and ADVANTENNIS relating to ADVANTENNIS’ sponsorship of the Freedoms.

2.	ADVANTENNIS will be permitted to place additional banners at various locations in the venues of each individual team as mutually agreed to by ADVANTENNIS and such individual team.

Rights and Benefits Relating to the World TeamTennis Recreational League:

•	Commercial, sponsorship and promotional rights as listed herein for the Recreational League during each year of the Title Sponsor Term as the “Title Sponsor.” Advanta’s name shall be incorporated in the name of the Recreational League, as “Advanta TeamTennis”, but it is understood that ADVANTENNIS shall have no rights in the Recreational League name. It is acknowledged that the Recreational League name and logo may also appear and be used separately. During each year of the Title Sponsor Term, there shall be no other title sponsor of the Recreational League.

•	The “Advanta TeamTennis” Title Sponsorship Logo shall be included in all newly created print advertising and press releases produced and disseminated by WTTF in connection with the Recreational League during each calendar year of the Title Sponsor Term.

•	The “Advanta TeamTennis” Title Sponsorship Logo shall be included on the cover of all newly created general promotional printed materials (i.e., handbooks, posters, registration forms, score-cards, draw sheets, awards, etc.) produced and disseminated by WTTF in connection with the Recreational League during each calendar year of the Title Sponsor Term.

•	WTTF shall provide space to ADVANTENNIS to place one (1) full page black and white article or sponsor column in each new issue of Point of Contact produced and disseminated by WTTF during each calendar year from the Effective Date through the Title Sponsor Term, such article or sponsor column to be provided to WTTF with camera-ready artwork (if applicable) by dates as requested, then WTTF shall use the artwork, if any, provided for any of the prior issues. Each such article or sponsor column is subject to WTTF’s editing and approval and WTTF is not responsible for any errors or misprints therein.

•	The “Advanta TeamTennis” Title Sponsorship Logo shall be included on the cover of each new issue and ADVANTENNIS shall be provided with one (1) page in each new issue of Point of Contact produced and disseminated by WTTF during the Title Sponsor Term for an article/column written by an individual designated by ADVANTENNIS. Such article/column is subject to WTTF’s editing and approval and WTTF is not responsible for any errors and misprints therein. The location of the article/column within the newsletter shall be at WTTF’s sole discretion. If ADVANTENNIS does not supply the article by dates as requested, then WTTF shall use an article, if any provided for any of the prior issues.

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•	Subject to obtaining all necessary third party approvals, ADVANTENNIS shall have the right to have a space for an on-site information and display booth at each Recreational League regional tournament and national championship held during each calendar year from the Effective Date through the Title Sponsor Term. WTTF shall provide standard physical items (e.g., table and chairs) within the space. ADVANTENNIS agrees that it must have an attendant, other than WTTF’s personnel, at the booth and the attendant is at ADVANTENNIS’s expense. All literature to be distributed is subject to WTTF’s prior approval.

•	WTTF agrees that ADVANTENNIS has the right to develop promotions/contests at each Recreational League regional tournament and national championship held during each calendar year from the Effective Date through the Title Sponsor Term and further agrees to reasonably assist ADVANTENNIS in doing so, except that such assistance shall not include an expenditure of funds. If ADVANTENNIS requests, WTTF will provide an estimate to ADVANTENNIS prior to the start of any work. Any such promotions/contests are subject to WTTF’s prior approval and further subject to ADVANTENNIS’s obtaining all necessary third party consents. ADVANTENNIS is solely responsible for determining that any such promotions/contests comply with all applicable federal, state and local rules and regulations regarding such promotions/contests and for complying therewith.

•	ADVANTENNIS shall receive on-site exposure in the form of seven (7) on-court banners, each measuring three feet by seven feet (3’ x 7’) at each Recreational League regional tournament and national championship held during each calendar year from the Effective Date through the Title Sponsor Term. ADVANTENNIS shall supply WTTF with camera-ready artwork of the Advanta logo from which WTTF shall create such banner. WTTF shall be responsible for the installation and removal of all signs, posters, banners, etc.

•	Subject to third party restrictions, if any, and upon ADVANTENNIS’s request (but not more than twice each calendar year), WTTF agrees to provide ADVANTENNIS with one email blast to the Recreational League membership database including additional names supplied by ADVANTENNIS. ADVANTENNIS acknowledges and agrees that it is not permitted to sell, transfer, or permit any other party to use such database nor may ADVANTENNIS make any recordation of the names, addresses or any other information contained in such database in any manner or media whatsoever.

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Rights and Benefits Relating to the WTT Junior Nationals:

•	Advanta will be the title sponsor of WTTF’s Junior Nationals tournament during the Title Sponsor Term. Opportunity for the name “Advanta TeamTennis” to be incorporated into the title name of such tournament. ADVANTENNIS acknowledges and agrees that the Junior Nationals name may appear and be used separately from “Advanta TeamTennis” and that ADVANTENNIS has no right in or to Junior Nationals name or trademarks.

•	The “Advanta TeamTennis” Title Sponsorship Logo shall be included in all newly created print advertising and press releases produced and disseminated by WTTF in connection with the Junior Nationals during the Title Sponsor Term.

•	WTTF shall provide space for ADVANTENNIS to place one (1) acknowledgement ad on the back cover of the program produced and disseminated by WTTF in connection with the Junior Nationals from the Effective Date of this Agreement through the end of the Title Sponsor Term. ADVANTENNIS agrees to provide camera-ready artwork in advance of publication dates specified by WTTF. The acknowledgement shall be subject to the reasonable approval of WTTF. WTTF shall not be responsible for errors in or misprints of such acknowledgement.

•	The “Advanta TeamTennis” Title Sponsorship Logo shall appear on the front cover of the program produced and disseminated by WTTF in connection with the Junior Nationals during the Title Sponsor Term.

•	The “Advanta TeamTennis” Title Sponsorship Logo shall appear on the souvenir T-shirt distributed by WTTF to all players and coaches participating in the Junior Nationals.

•	ADVANTENNIS shall have the right, upon request, to use up to eight (8) invitations to the Junior Nationals player party attended by Billie Jean King from the Effective Date of this Agreement through the end of the Title Sponsor Term.

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EXHIBIT A-2

PRESENTING SPONSOR LOGO

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EXHIBIT B-1

ADDITIONAL TERM BENEFITS

Rights and Benefits to the Professional League:

•	Promotion and right to advertise the Advanta business credit card in the Professional League as the “Official Business Credit Card of the WTTF” Advanta’s logo shall be included on all media guides, rules books and general promotional printed materials produced and disseminated by WTTF in connection with the Professional League during the Remainder Term.Advanta’s logo shall be included in all newly created print advertising and press releases produced and disseminated by WTTF in connection with the Professional League during the Remainder Term.

•	Advanta’s logo shall be included on the sponsor page of WTTF’s website, www.wtt.com during the Remainder Term.

•	WTTF shall provide space for ADVANTENNIS to place one (1) full-page four-color advertisement in each issue of the Supertiebreaker program produced and disseminated by WTTF in connection with the Professional League during the Remainder Term. ADVANTENNIS agrees to provide camera-ready and/or electronic artwork in advance of publication dates specified by WTTF. WTTF shall have the right to edit and approve such advertisement. WTTF shall not be responsible for errors in or misprints of such advertisement.

•	If any Professional League match during the Remainder Term, ADVANTENNIS shall receive two (2) thirty-second commercial sports on each such broadcast subject to availability. ADVANTENNIS agrees to provide and pay all costs associated with producing such commercial spots in advance of dates specified by WTTF. Each spot shall be subject to the reasonable approval of WTTF.

Rights and Benefits Relating to the Professional League Finals:

•	Promotion and rights to advertise the Advanta business credit card in the Professional League Finals as the “Official Business Credit Card of the WTTF”.

•	Advanta’s logo shall be included in all newly created print advertising and press releases produced and disseminated by WTTF in connection with the Professional League Finals during the Remainder Term.ADVANTENNIS shall receive one (1) on-court side-line banner at each Professional League finals match during the Remainder Term. ADVANTENNIS shall provide such banner or shall provide camera-ready and/or electronic artwork in advance of dates specified by WTTF if ADVANTENNIS desires to have WTTF provide such banner. Any banner provided by ADVANTENNIS shall be subject to the approval of WTTF but shall be and remain the property of ADVANTENNIS. Any artwork for banner to be provided by WTTF shall be subject to the approval of WTTF and such banner shall be and remain the property of WTTF during the Remainder Term. Thereafter, it shall become the property of ADVANTENNIS.

•	ADVANTENNIS shall have the right, upon request, to use up to six (6) courtside tickets mutually agreed upon by WTTF and ADVANTENNIS at each Professional League Finals match during the Remainder Term. WTTF will use best efforts to secure preferred courtside seating.

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•	If any Professional League Finals match during the Remainder Term is televised, ADVANTENNIS shall receive two (2) thirty-second commercial spots on such broadcast subject to availability. ADVANTENNIS agrees to provide and pay all costs associated with producing such commercial spots in advance of dates specified by WTTF. Each spot shall be subject to the reasonable approval of WTTF.

•	ADVANTENNIS shall have the right, upon request, to up to one (1) public address announcement as to its sponsor status at each Professional League Finals match during the Remainder Term. WTTF and ADVANTENNIS shall edit and approve such announcement.

Rights and Benefits Relating to All-Star Smash Hits Match — Elton John AIDS Foundation:

•	Promotion and to advertise the Advanta business credit card for All-Star Smash Hits as the “Official Business Credit Card of the WTTF”.Advanta’s logo shall be included in all newly created print advertising and press releases produced and disseminated by WTTF in connection with All-Star Smash Hits during the Remainder Term. WTTF shall provide space for ADVANTENNIS to place one (1) black and white acknowledgement in the program produced and disseminated by WTTF in connection with each All-Star Smash Hits match during the Remainder Term. ADVANTENNIS agrees to provide camera-ready artwork in advance of publication dates specified by WTTF. Such acknowledgement shall be subject to the reasonable approval of WTTF. WTTF shall not be responsible for errors in or misprints of such acknowledgement.

•	ADVANTENNIS shall have the right, upon request, to use up to four (4) priority reserved seat tickets at each All-Star Smash Hits match during the Remainder Term.

•	ADVANTENNIS shall receive one (1) on-court side-line banner at each All-Star Smash Hits match during the Remainder Term. ADVANTENNIS shall provide such banner or shall provide camera-ready artwork in advance of dates specified by WTTF if ADVANTENNIS desires to have WTTF provide such banner. Any banner provided by ADVANTENNIS shall be subject to the approval of WTTF but shall be and remain the property of ADVANTENNIS. Any artwork for banner to be provided by WTTF shall be subject to the approval of WTTF and such banner shall be and remain the property of WTTF during the Remainder Term. Thereafter, it shall become the property of ADVANTENNIS.

•	ADVANTENNIS shall have the right, upon request, to use up to four (4) invitations to the All-Star Smash Hits VIP auction and reception at each All-Star Smash Hits match during the Remainder Term.

•	ADVANTENNIS shall have the right, upon request, to up to one (1) public address announcement as to its sponsor status at each All-Star Smash Hits match during the Remainder Term. WTTF and ADVANTENNIS shall edit and approve announcement.

•	If any All-Star Smash Hits match during the Remainder Term is televised, ADVANTENNIS shall receive one (1) thirty-second commercial spot on each such broadcast subject to availability. ADVANTENNIS agrees to provide and pay all costs associated with producing such commercial spot in advance of dates specified by WTTF. The spot shall be subject to the reasonable approval of WTTF.

Rights and Benefits Relating to the World TeamTennis Recreational League:

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•	Promotion and rights to advertise the Advanta business credit card for the Recreational League as the “Official Business Credit Card of the WTTF”.

•	Advanta’s logo shall be included in all newly created print advertising and press releases produced and disseminated by WTTF in connection with the Recreational League during the Remainder Term.

•	Advanta’s logo shall be included on the cover of all newly created general promotional printed materials (i.e., handbooks, posters, registration forms, score-cards, draw sheets, awards, etc.) produced and disseminated by WTTF in connection with the Recreational League during the Remainder Term.

•	Advanta’s logo shall be included on the cover of each new issue of Point of Contact produced and disseminated by WTTF during the Remainder Term.

•	Subject to obtaining all necessary third party approvals, ADVANTENNIS shall have the right to have a space for an on-site information and display booth at each Recreational League regional tournament and national championship held during the Remainder Term. WTTF shall provide standard physical items (e.g., table and chairs) within the space. ADVANTENNIS agrees that it must have an attendant, other than WTTF’s personnel, at the booth and the attendant is at ADVANTENNIS’s expense. All literature to be distributed is subject to WTTF’s prior approval.

•	ADVANTENNIS shall receive on-site exposure in the form of two (2) on-court banners, each measuring three feet by seven feet (3’ x 7’) at each Recreational League regional tournament and national championship held during the Remainder Term. ADVANTENNIS shall supply WTTF with camera-ready artwork of the Advanta logo from which WTTF shall create such banners. WTTF shall be responsible for the installation and removal of all signs, posters, banners, etc.

•	Subject to third party restrictions, if any, and upon ADVANTENNIS’s request (but not more than twice each calendar year), WTTF agrees to provide ADVANTENNIS with one email blast to the Recreational League membership database of approximately 15,000 people during the Remainder Term. ADVANTENNIS acknowledges and agrees that it is not permitted to sell, transfer, or permit any other party to use such database nor may ADVANTENNIS make any recordation of the names, addresses or any other information contained in such database in any manner or media whatsoever.

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EXHIBIT B-2

ALTERNATIVE BENEFITS

EXHIBIT B-2

Professional League and Finals Matches:

There are currently twelve (12) teams in the Professional League, each playing seven (7) home matches for a total of 84 Professional League Matches. With the addition of the three (3) Finals Matches (2 Semi-Finals, 1 Final), there are a total 87 Professional League and Finals Matches.

Tickets and hospitality passes, as set forth below, at up to 59 WTTF Professional League and/or Finals Matches during each calendar year. Advanta shall have the right to select up to 59 matches from the WTTF Schedule if requested in writing no less than thirty (30) days prior to each match.

•	Twenty (20) tickets at each Professional League and Finals match during each calendar year. Total of up to 1,180 tickets.

•	Twenty (20) invitations to VIP Hospitality at each Professional League and Finals match, in available, during each calendar year. Total of up to 1,180 invitations.

•	Key Team player appearance of not less than fifteen (15) minutes duration at up to eight (8) Hospitality Events, if available, during each calendar year.

All-Star Smash Hits:

In addition to the tickets and hospitality passes set forth above, WTTF would also provide the following All-Star Smash Hits benefits:

•	Twenty (20) tickets at each All-Star Smash Hits match during each calendar year. Total of 20 tickets.

•	Twenty (20) invitations to the All-Star Smash Hits VIP auction and reception at each All-Star Smash Hits match during each calendar year. Total of 20 invitations.

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EXHIBIT C

EXISTING ARRANGEMENTS

     Below lists existing deals in the Bank/Financial Services category for WTTF Professional League teams as of the Effective Date of this Agreement. WTTF and the Professional League teams will exclude the promotion of Credit Card services should any of the below deals be renewed, and such renewal sponsorships shall be subject to Section 2 (c) of the Agreement.

Boston Lobsters	Wachovia Financial Services

Delaware Smash	Juniper Bank
Chase Bank

Hartford FoxForce	Bank of America
Webster Bank
Simsbury Bank
Wachovia Securities

Houston Ranglers

Kansas City Explorers	Gold Bank

Newport Beach Breakers	Allstate Financial
Commercial Capital (in negotiation)
Commerce West

Philadelphia Freedoms	TIAA CREF (in negotiation)

Sacramento Capitals	Silverado Bank
Allstate Financial

Springfield Lasers	Signature Bank